UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 2, 2007
Date of Report (Date of earliest event reported)

Discovery Laboratories, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 2, 2007, Discovery Laboratories, Inc. (the “Company”) entered into agreements with selected institutional investors relating to a registered direct public offering of 14,050,000 shares of the Company’s common stock. The Company will sell the shares of common stock to the purchasers at $2.15 per share for gross proceeds of $30.2 million. The closing of the offering (the “Offering”) is expected to take place on April 5, 2007, subject to the satisfaction of customary closing conditions. The Company expects to receive approximately $28.2 million in net proceeds, after deducting the placement agents’ fees and other fees and expenses of the offering.

The common stock issuable in the Offering is covered by our registration statement on Form S-3 (File No. 333-128929), which was filed on October 11, 2005 and declared effective under the Securities Act of 1933, as amended, by the Securities and Exchange Commission on December 13, 2005.

The Company also entered into a related placement agency agreement with Jefferies & Company, Inc., who is acting as lead placement agent for the offering, and Lazard Capital Markets LLC, who is acting as co-placement agent for the offering (the “Placement Agency Agreement”). The Company has agreed to pay the placement agents an aggregate fee of 6% of the gross proceeds upon the closing of the Offering and to reimburse the placement agents for certain expenses incurred by them in connection with the Offering. The Company and each of its directors and executive officers have agreed to certain lock-up provisions with regard to future sales of the Company’s common stock for a period of 60 days after the offering as set forth in the Placement Agency Agreement.

The foregoing description of the Offering does not purport to be complete and is qualified in its entirety by reference to the Placement Agency Agreement, which is filed as Exhibit 10.1 to this report (including as Exhibit A thereto the form of subscription agreement entered into by us and the purchasers in the Offering) and is incorporated herein by reference. The Placement Agency Agreement has been filed in order to provide other investors and the Company’s stockholders with information regarding its terms and in accordance with applicable rules and regulations of the Securities and Exchange Commission. The Placement Agency Agreement contains representations and warranties that the parties made for the benefit of each other and, with respect to the representations and warrants made by the Company and the investors participating in this offering, in each case, in the context of all of the terms and conditions of the agreement and in the context of the specific relationship between the parties. Accordingly, other investors and stockholders should not rely on the representations and warranties. Furthermore, other investors and stockholders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Placement Agency Agreement. Information concerning the subject matter of such representations and warranties may change after the date of the Placement Agency Agreement, which subsequent information may or may not be fully reflected in the Company’s reports or other filings with the Securities and Exchange Commission.

Item 8.01. Other Events.

Reference is made to the description of the Offering contained in Item 1.01. We expect that the net proceeds of the offering will be approximately $28.2 million after deducting the placement agents’ fees and all estimated offering expenses that are payable by us. We currently anticipate using the net proceeds from the sale of our common stock primarily for:

•
Activities to prepare for the anticipated U.S. commercial launch of Surfaxin for respiratory distress syndrome (“RDS”) in premature infants, such as investments in medical affairs capabilities, pharmacovigilance, commercialization and expanded analytical capabilities through construction of additional laboratory space;

•
Clinical trial costs associated with filing an Investigational New Drug application and conducting Phase 2 clinical trials for Aerosurf™ (our precision-engineered aerosolized Surfactant Replacement Therapy (“SRT”) administered via nasal continuous positive airway pressure (“nCPAP”) for the prevention of RDS in premature infants). These costs include costs related to animal model studies, drug supply, manufacturing aerosol generator devices and disposable dose packs, purchasing nCPAP systems, patient enrollment, site initiation and the use of consultants and third-party vendors for data management and biostatistics;

•
Clinical trial costs associated with conducting a Phase 2 clinical trial for a potential expanded use of Surfaxin to address an acute respiratory disorder in patients in the pediatric intensive care unit; and

•
Investments to support our long-term manufacturing strategy, including activities to enhance our manufacturing facility, optimize quality and analytical operations, and develop capabilities to support the manufacture of lyophilized (dry powder) formulations of our SRT.

The amounts and timing of the expenditures may vary significantly depending on numerous factors, such as the progress of our research and development efforts, technological advances and the competitive environment for Surfaxin and our other SRT drug candidates and their intended uses. Pending the application of the net proceeds, we are investing the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

This current report does not constitute an offer to sell or the solicitation of an offer to buy any of our securities and these securities cannot be sold in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The information in the press release attached as Exhibit 99.1 hereto is incorporated herein by reference, but shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Placement Agency Agreement, dated April 2, 2007, by and among the Company, Jefferies & Company, Inc., and Lazard Capital Markets LLC

99.1	Press release, dated April 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery Laboratories, Inc.

By:	/s/ Robert J. Capetola
Name:	Robert J. Capetola, Ph.D.
Title:	President and Chief Executive Officer

Date: April 2, 2007